Filed #C 20921-01

Jul 31 2001

in the office of
/s/ Deal Heller
Dean Heller Secretary of State


                            ARTICLES OF INCORPORATION

                                       OF

                           DOMAIN REGISTRATION, CORP.

                     FIRST: The name of the corporation is:

                           DOMAIN REGISTRATION, CORP.

            SECOND: Its registered office in the state of Nevada is located at 6767 W. Tropicana Ave., Suite 207, Las Vegas, Nevada 89103-4754 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

            THIRD: The objects for which this Corporation is formed are: To engage in any lawful activity, including but not limited to the following:

      (A) Shall have such rights, privileges and powers as may be conferred upon corporations any by existing law.

      (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

      (C) Shall have power to have succession by its corporate name for the period limited in its certificates or Articles of Incorporation, and when no period is limited, perpetually, or until dissolved and its affairs would up according to law.

      (D) Shall have power to sue and be sued in any court of law or equity.

      (E) Shall have power to make contracts.

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      (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take same devise or bequest in the State of Nevada, or in any other state, territory or country.

      (G) Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

      (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its shareholders.

      (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

      (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of the seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

      (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or any other lawful purpose of its incorporation: to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at a specified time or times or payable upon the happening of a specific event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

      (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

      (M) Shall have power to purchase, hold, sell and transfer shares of its capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

      (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any other of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

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      (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation and in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects set forth in the certificate or Articles of Incorporation of the Corporation, or any amendment thereof.

      (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

      (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with the lawful activities as may be allowed by law.

            FOURTH: That the total number of common stock shares authorized that may be issued by the Corporation is FIFTY MILLION (50,000,000) shares of stock with a par value of $.001. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

            FIFTH: The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

                  The name and address of the first Board of Directors, which shall be one (1) in number, is as follows:

                  NAME                            ADDRESS
                  ----                            -------
               Amy Hadley               334 N. Cuyamaca Street
                                        El Cajon, California  92020

            SIXTH: The capital stock, after the amount of the subscription price, or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

            SEVENTH: The name and address of the Incorporator signing the Articles of Incorporation is as follows:

                  NAME                            ADDRESS
                  ----                            -------
                  Paul W. Andre         6767 W. Tropicana Ave., Suite 207
                                        Las Vegas, Nevada  89103-4754

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            EIGHTH: The Resident Agent for this corporation shall be:

                           SAVOY FINANCIAL GROUP, INC.

The address of said agent, and the registered or statutory address of this corporation in the State of Nevada, shall be:

      6767 W. Tropicana Ave., Suite 207 Las Vegas, Nevada 89103-4754

            NINTH: The corporation is to have perpetual existence.

            TENTH: In furtherance and not in limitation of the owners conferred by statue, the Board of Directors is expressly authorized:

            Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

            To fix the amount to be reserved as working capital over and above its capital stock paid in: to authorize and cause to be executed, mortgages and liens upon the real and personal, property of this corporation.

            By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

            When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have the power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

            ELEVENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or

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securities convertible into stock, but such additional shares of stock or other securities convertible may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

            TWELFTH: No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for the acts or omissions prior to such repeal or modification.

            THIRTEENTH: This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation and all rights conferred upon Stockholders herein are granted subject to this reservation.

        I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 26th day of July, 2001.


                                        /s/ Paul W. Andre
                                        ---------------------------
                                        PAUL W. ANDRE

                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                                BY RESIDENT AGENT

      I, SAVOY FINANCIAL GROUP, INC. hereby accept appointment as Resident Agent of Domain Registration, Corp. the previously named Corporation. Paul W. Andre, President, Savoy Financial Group, Inc hereby signs on behalf of Savoy Financial Group, Inc.

        Paul W. Andre                   President             7-26-01
        -------------                   ---------             -------
        Name                            Title                 Date
        PAUL W. ANDRE                   PRESIDENT
        SAVOY FINANCIAL GROUP, INC.

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[SEAL]          ROSS MILLER
                Secretary of State
                204 North Carson Street, Ste I
                Carson City, Nevada 89701-4299
                (775) 684 5708
                Website: www.nvsosgov


        Certificate of Amendment
        (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.39O After Issuance of Stock)

1. Name of corporation:

Domain Registration, Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Article FIRST is amended in its entirety to read as follows:

      "FIRST: The name of this corporation is Biopharm Asia Inc."

2. Article FOURTH is amended in its entirety to read as follows:

      FOURTH: That the authorized capital stock of this corporation shall consist of 170,000,000 shares, of which 20,000,000 shares shall be preferred stock, each having a par value of $0.001 per share, and 150,000,000 shares shall be common stock, each having a par value of $0.001 per share.

                   [continued on Attachment A annexed hereto]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise voting power, or such greater proportion of the voting power as may be vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a majority of the outstanding shares.

4. Effective date of filing: (optional)
                 (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/s/ Yunlu Yin
-----------------------------------------
Signature of Officer Yunlu Yin, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

                                    Nevada Secretary of State Amend Profit-After
                                                                 Revised; 7-1-08
This form must be accompanied by appropriate fees.

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                                Attachment A to
            Certificate of Amendment of Articles of Incorporation of
                           Domain Registration, Corp.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the preferred stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by Chapter 78 of the Revised Nevada Statutes (the "NRS"). Without limiting the generality of the foregoing, and subject to the rights of any series of preferred stock then outstanding, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or rank equally or be junior to the preferred stock of any other series to the extent permitted by law.